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                                                                     EXHIBIT 4.2

                                WARRANT AGREEMENT

                                     BETWEEN

                             MARSHALL EDWARDS, INC.

                                       AND

                      COMPUTERSHARE INVESTOR SERVICES, LLC

                       DATED AS OF ________________, 2003
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            THIS AGREEMENT (this "Agreement"), dated as of ___________, 2003, is between MARSHALL EDWARDS, INC., a Delaware corporation (the "Company") and COMPUTERSHARE INVESTOR SERVICES, LLC, a Delaware limited liability company (the "Warrant Agent").

            The Company, at or about the time that it is entering into this Agreement, proposes to issue and sell, to (i) public investors, (ii) its eligible U.S. stockholders, and (iii) eligible U.S. holders of ordinary shares and ADRs of Novogen Limited, the Company's parent company, an aggregate of 2,000,000 Common Stock Units (together with 300,000 Common Stock Units that may be issued upon exercise of an over-allotment option, the "Units"). Each Unit consists of one share of Common Stock, par value $0.00000002 per share (the "Common Stock") and one Warrant to purchase one share of Common Stock of the Company (a "Warrant"). Each Warrant is exercisable to purchase one share of Common Stock upon the terms and conditions and subject to adjustment in certain circumstances, all as set forth in this Agreement.

            The Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, transfer, exchange and replacement of the certificates evidencing the Warrants to be issued under this Agreement (the "Warrant Certificates") and the exercise of the Warrants;

            The Company and the Warrant Agent wish to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof ("Holders") and to set forth certain respective rights and obligations of the Company and the Warrant Agent. Each Holder is an intended beneficiary of this Agreement with respect to the rights of Holders herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Date, Denomination and Execution of Warrant Certificates.

            The Warrant Certificates (and the Form of Election to Purchase and the Form of Assignment to be printed on the reverse thereof) shall be in registered form only and shall be substantially of the tenor and purport recited in Exhibit A hereto, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange or any automated quotation system on which the Common Stock or the Warrants may be listed or to conform to usage. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase one fully paid and non-assessable share of Common Stock for each Warrant evidenced by such Warrant Certificate for $_____________ per share (the "Exercise Price"). The Exercise Price is subject to adjustment as provided in Section 5 hereof. Each Warrant Certificate issued as a part of a Unit offered as described in the recitals, above,
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shall be dated the date hereof; each other Warrant Certificate shall be dated the date on which the Warrant Agent receives valid issuance instructions from the Company or a transferring holder of a Warrant Certificate or, if such instructions specify another date, such other date.

            The number of shares of Common Stock to be received upon the exercise of each Warrant may be adjusted from time to time as hereinafter set forth. The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

            For purposes of this Agreement, the term "close of business" on any given date shall mean 5:00 p.m., Eastern time, on such date; provided, however, that if such date is not a business day, it shall mean 5:00 p.m., Eastern time, on the next succeeding business day. For purposes of this Agreement, the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York, New York or in the State in which the Warrant Agent maintains the principal office in which it conducts business related to the Warrants are authorized or obligated by law to be closed.

            Each Warrant Certificate shall be executed on behalf of the Company by the President and CEO or the Secretary, either manually or by facsimile signature printed thereon. Each Warrant Certificate shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof by the Company, such Warrant Certificate, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company.

SECTION 2. Subsequent Issue of Warrant Certificates.

            Subsequent to their original issuance, no Warrant Certificates shall be reissued except (i) Warrant Certificates issued upon transfer thereof in accordance with Section 3 hereof, (ii) Warrant Certificates issued upon any combination, split-up or exchange of Warrant Certificates pursuant to Section 3 hereof, (iii) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 4 hereof,
(iv) Warrant Certificates issued upon the partial exercise of Warrant Certificates pursuant to Section 6 hereof, and (v) Warrant Certificates issued to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable thereunder pursuant to Section 16 hereof. The Warrant Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of said Sections 3, 4, 6 and 16, the new Warrant Certificates required for purposes thereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purposes.


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SECTION 3. Transfers, Exchanges and Assignments of Warrant Certificates.

            The Warrant Agent will keep or cause to be kept books for registration of ownership and transfer of the Warrant Certificates issued hereunder. Such registers shall show the names and addresses of the respective holders of the Warrant Certificates and the kind and number of Warrants evidenced by each such Warrant Certificate.

            The Warrant Agent shall, from time to time, register the transfer of any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Assignment duly filled in and executed with such signature guaranteed by a banking institution or NASD member and such supporting documentation as the Warrant Agent or the Company may reasonably require, to the Warrant Agent at its stock transfer office in ______________ at any time on or before the Expiration Date of such Warrant, and upon payment to the Warrant Agent for the account of the Company of an amount equal to any applicable transfer tax. Payment of the amount of such tax may be made in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.

            Upon receipt of a Warrant Certificate, with the Form of Assignment duly filled in and executed, accompanied by payment of an amount equal to any applicable transfer tax, the Warrant Agent shall promptly cancel the surrendered Warrant Certificate and countersign and deliver to the transferee a new Warrant Certificate for the number of full Warrants transferred to such transferee; provided, however, that in case the registered holder of any Warrant Certificate shall elect to transfer fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent in addition shall promptly countersign and deliver to such registered holder a new Warrant Certificate or Certificates for the number of full Warrants not so transferred.

            Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the same kind and number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly filled in and executed, to the Warrant Agent, at any time or from time to time after the close of business on the date hereof and prior to the close of business on the Expiration Date relating to such Warrant. The Warrant Agent shall promptly cancel the surrendered Warrant Certificate and deliver the new Warrant Certificate pursuant to the provisions of this Section.

SECTION 4. Mutilated, Destroyed, Lost or Stolen Warrant Certificates.

            Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to each of them of the loss, theft, destruction or mutilation of any Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (which shall include the posting of an open-penalty bond per Warrant Agent's requirements), and upon surrender and cancellation of any Warrant Certificate, if mutilated, the Warrant Agent shall countersign and deliver a new Warrant Certificate of like tenor and date for the same kind and number of Warrants.


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SECTION 5. Anti-Dilution Provisions.

      (a) Adjustment for Recapitalization and Reorganization, Etc. In case (i) the outstanding shares of the Common Stock shall be subdivided into a greater number of shares, (ii) a dividend or other distribution in Common Stock shall be paid in respect of Common Stock, (iii) the outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, or (iv) any shares of the Company's capital stock are issued by reclassification of the Common Stock (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect immediately prior to such subdivision, combination or reclassification or at the record date of such dividend or distribution shall simultaneously with the effectiveness of such subdivision, combination or reclassification or immediately after the record date of such dividend or distribution be proportionately adjusted to equal the product obtained by multiplying the Exercise Price by a fraction, the numerator of which is the number of outstanding shares of Common Stock (on a fully diluted basis) immediately prior to such combination, subdivision, reclassification or dividend and the denominator of which is the number of outstanding shares of Common Stock (on a fully diluted basis) outstanding after giving effect to such combination, subdivision, reclassification or dividend.

            "On a fully diluted basis" means that all outstanding options, rights or Warrants to subscribe for shares of Common Stock and all securities convertible into or exchangeable for shares of Common Stock (such options, rights, Warrants and securities are collectively referred to herein as "Convertible Securities") and all options or rights to acquire Convertible Securities have been exercised, converted or exchanged.

            Whenever the Exercise Price per share is adjusted as provided in the immediately preceding paragraph, the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to such Exercise Price adjustment shall be adjusted, effective simultaneous with the Exercise Price adjustment, to equal the product obtained (calculated to the nearest full share) by multiplying such number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price per share in effect immediately prior to such Exercise Price adjustment and the denominator of which is the Exercise Price per share in effect upon such Exercise Price adjustment, which adjusted number of shares of Common Stock shall thereupon be the number of shares of Common Stock purchasable upon exercise of the Warrant until further adjusted as provided herein.

            For the purpose of this Section, the term "Common Stock" shall mean
(i) the Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this Section, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section, and all other provisions of this Agreement, with respect to the Common Stock, shall apply on like terms to any such other shares.


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      (b) Adjustment for Reorganization, Consolidation, Merger, Liquidation Etc.
In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of each Warrant) after the date hereof or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation or liquidate, then, and in each such case, the Holder of each Warrant upon the exercise thereof as provided in Section 6 at any time after the consummation of such reorganization, consolidation, merger, conveyance or liquidation, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of such Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised such Warrant immediately prior thereto; in each such case, the terms of such Warrant shall be applicable to the securities or property receivable upon the exercise of such Warrant after such consummation.

            The Warrant Agent shall not be under any responsibility to determine the correctness of either the kind or amount of shares of stock or securities or property (or cash) purchasable by holders of Warrant Certificates upon the exercise of their Warrants after any such consolidation, merger, sale or transfer or of any adjustment to be made with respect thereto, but subject to the provisions of Section 16 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, a certificate of a firm of independent certified public accountants (who may be the accountants regularly employed by the Company) with respect thereto.

      (c) No Dilution. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, while the Warrants are outstanding, the Company (a) will not permit the par value, if any, of the shares of Common Stock receivable upon the exercise of each Warrant to be above the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable shares of Common Stock upon the exercise of each Warrant.

      (d) Certificate as to Adjustments. Whenever the number of shares of Common Stock or other securities purchasable upon exercise of a Warrant is adjusted as provided in this Section 5, the Company will promptly file with the Warrant Agent a certificate signed by the President and CEO or the Secretary of the Company setting forth the number and kind of securities or other property purchasable upon exercise of a Warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section 5, and setting forth a brief statement of the facts accounting for such adjustments. Promptly after receipt of such certificate, the Company, or the Warrant Agent at the Company's request, will deliver, by first-class, postage prepaid mail, a brief summary thereof (to be supplied by the Company) to the registered holders of the outstanding Warrant Certificates; provided, however, that failure to file or to give any notice


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required under this Section 5(d), or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 5; and provided, further, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 5(e) hereof.

      (e) Notices of Record Date, Etc. In case:

            (i) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

            (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

            (iii) of any voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case,


            the Company shall mail or cause to be mailed to each Holder of the Warrants at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified and the Warrants may be exercised prior to said date during the term of the Warrants.

      (f) Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrant Certificates initially issuable pursuant to this Agreement.

      (g) The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company, and not disapproved by the Warrant Agent, to make any computation required under this Section 5, and a certificate signed by such firm shall, in the


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absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section 5.

SECTION 6. Exercise of Warrants.

      (a) The Warrants may be exercised, in whole or in part, at any time, or from time to time during the period commencing on the date hereof and expiring 5:00 p.m. Eastern Time on _____________, 200_ (the "Expiration Date"), by presentation and surrender of any Warrant Certificate to the Warrant Agent at its stock transfer office in ______________, with the Form of Election to Purchase on the reverse side thereof duly executed and accompanied by payment (either by wire transfer of good funds or by certified or official bank check, payable to the order of the Company in lawful currency of the United States of America) of the Exercise Price for the number of shares specified in such form and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect in respect of such exercise.

      (b) In case the registered holder of any Warrant Certificate shall exercise fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent shall promptly countersign and deliver to the registered holder of such Warrant Certificate, or to his duly authorized assigns, a new Warrant Certificate or Certificates evidencing the number of Warrants that were not so exercised.

      (c) Upon receipt by the Warrant Agent of any Warrant Certificate, with the Form of Election to Purchase duly filled in and executed, together with payment of the Exercise Price of the Warrants being exercised (and of an amount equal to any applicable taxes or government charges as aforesaid), the Warrant Agent shall promptly request from the Transfer Agent with respect to the securities to be issued and deliver to or upon the order of the registered holder of such Warrant Certificate, in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of the securities to be purchased, together with cash made available by the Company pursuant to Section 7 hereof in respect of any fraction of a share of such securities otherwise issuable upon such exercise. If the Warrant is then exercisable to purchase property other than securities, the Warrant Agent shall take appropriate steps to cause such property to be delivered to or upon the order of the registered holder of such Warrant Certificate. In addition, if it is required by law and upon instruction by the Company, the Warrant Agent will deliver to each Holder a prospectus which complies with the provisions of
Section 9 of the Securities Act of 1933 and the Company agrees to supply Warrant Agent with sufficient number of prospectuses to effectuate that purpose. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of the Warrants.

      (d) Each person in whose name any certificate for securities is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the securities represented thereby as of, and such certificate shall be dated, the date upon which the Warrant Certificate was duly surrendered in proper form and payment of the Exercise Price (and of any applicable taxes or other governmental charges) was made notwithstanding that the stock transfer books of the Company shall then be closed, or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.


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SECTION 7. Fractional Interests.

            No fractional shares or scrip representing fractional shares shall be issued upon the exercise of each Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of such Warrant. For purposes of each Warrant, the fair market value of a share of Common Stock shall be determined as follows:

      (a) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of such Warrant or, if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

      (b) if the Common Stock is not so listed or admitted, the current market value shall be the last reported sale price of the Common Stock on the Alternate Investment Market of the London Stock Exchange on the last trading day prior to the date of exercise of such warrant or, if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

      (c) If the Common Stock is not so listed or admitted, the current market value shall be the average of the closing bid and asked prices as quoted by the OTC Bulletin Board; or

      (d) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of such Warrant; or

      (e) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of such Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

            SECTION 8. Reservation of Equity Securities.

            The Company covenants that it will at all times reserve and keep available, free from any pre-emptive rights, out of its authorized and unissued equity securities, solely for the purpose of issue upon exercise of the Warrants, such number of shares of equity securities of the Company as shall then be issuable upon the exercise of all outstanding Warrants ("Equity Securities"). The Company covenants that all Equity Securities which shall be so issuable shall, upon such issue, be duly authorized, validly issued, fully paid and non-assessable.

            The Company covenants that if any Equity Securities, required to be reserved for the purpose of issue upon exercise of the Warrants hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon exercise of Warrants, the Company will use its best efforts to cause such securities


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to be duly registered, or approved under the federal securities laws, as the case may be, and, to the extent practicable, take all such action in anticipation of and prior to the exercise of the Warrants, including, without limitation, filing any and all post-effective amendments to the Company's Registration Statement on Form S-1 (Registration No. 333-109129) and take such reasonable action under the laws of the various states, necessary to permit a public offering of the securities underlying the Warrants at any and all times during the term of this Agreement, provided, however, that in no event shall such securities be issued, and the Company is authorized to refuse to honor the exercise of any Warrant, if such exercise would result in the opinion of the Company's Board of Directors, upon advice of counsel, in the violation of any law.

SECTION 9. Disposition of Proceeds on Exercise of Warrant Certificates, etc.

            The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of securities or other property through the exercise of such Warrants.

            The Warrant Agent shall keep copies of this Agreement available for inspection by Holders during normal business hours at its stock transfer office. Copies of this Agreement may be obtained upon written request addressed to the Warrant Agent at its stock transfer office in ____________________.

SECTION 10. Holder Not Deemed a Stockholder.

            No Holder, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 5 hereof), or to receive dividend or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt of the Exercise Price and any other amounts payable upon such exercise by the Warrant Agent.

            SECTION 11. Right of Action.

            All rights of action in respect to this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of any other holder of a Warrant Certificate, may, in his own behalf for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by such Warrant Certificate, for the purchase of


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shares of the Common Stock in the manner provided in the Warrant Certificate and in this Agreement.

            SECTION 12. Agreement of Holders of Warrant Certificates.

            Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that:

      (a) the Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement; and

      (b) the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner of the Warrant (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

            SECTION 13. Cancellation of Warrant Certificates.

            In the event that the Company shall purchase or otherwise acquire any Warrant Certificate or Certificates after the issuance thereof, such Warrant Certificate or Certificates shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent shall also cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, split-up, combination or exchange. Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

            SECTION 14. WARRANT AGENT.

            The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

            The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

            The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

            The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.


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            The Warrant Agent shall incur no liability or responsibility to the
Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, opinion, direction or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            The Company agrees to pay to the Warrant Agent reasonable compensation, as agreed in writing from time to time, for all services rendered by the Warrant Agent in connection with this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in connection with this Agreement (including, without limitation, reasonable fees and expenses of counsel) and to indemnify the Warrant Agent and its agents, employees, directors, officers, attorneys and affiliates and save it and them harmless against any and all losses, liabilities, damages and expenses of any nature whatsoever, including, without limitation, judgments, costs and counsel fees and actual expenses, for any action taken or omitted by the Warrant Agent or arising in connection with this Agreement and the exercise by the Warrant Agent of its rights hereunder and the performance by the Warrant Agent of any of its obligations hereunder except as a result of the Warrant Agent's gross negligence or bad faith or willful misconduct, which finding of liability shall have been determined by a court of competent jurisdiction.

            The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear.

            The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own willful misconduct, gross negligence or bad faith.

            The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the

Exercise Price or number of the Equity Securities or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Equity Securities or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Equity Securities or other securities will when issued be validly issued and fully paid and non-assessable, and makes no representation with respect thereto.

            Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Agreement, it may require:


(i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with; and

(ii) if reasonably necessary in the sole judgment of the Warrant Agent, an Opinion of Counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Each Officers' Certificate or, if requested, an Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Agreement shall include:

      (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (3) a statement that, in the opinion of such Person he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

            The Warrant Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such certificate or opinion.

            The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

            The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Exercise Price or the kind and amount of shares or other securities or any property receivable by holders of Warrant Certificates upon the exercise or tender of Warrants required from time to time, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculations.

            The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

            The Warrant Agent may rely and shall be fully protected in relying upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Warrant Agent need not investigate any fact or matter stated in the document.

            The Warrant Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            The Warrant Agent shall maintain the Warrant Register consistent with the terms and conditions of this Agreement.

            SECTION 15. Merger or Consolidation or Change of Name of Warrant Agent.

            Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 15 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

            In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

            SECTION 16. Change of Warrant Agent.

            The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days' prior notice in writing mailed, by registered or certified mail, to the

Company. The Company may remove the Warrant Agent or any successor warrant agent upon 30 days' prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent and shall, within 15 days following such appointment, give notice thereof in writing to each registered holder of the Warrant Certificates. If the Company shall fail to make such appointment within a period of 15 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a successor Warrant Agent is appointed. After appointment and execution of a copy of this Agreement in effect at that time, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent, within a reasonable time, any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

            SECTION 17 Issuance of New Warrant Certificates.

            Notwithstanding any of the provisions of this Agreement or the several Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

SECTION 18 Notices.

            Notice or demand pursuant to this Agreement to be given or made on the Company by the Warrant Agent or by the registered holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed

(until another address is filed in writing by the Company with the Warrant Agent) as follows:

            Marshall Edwards, Inc.
            140 Wicks Road
            North Ryde  NSW 2113
            Australia
            Attention:  David R. Seaton
                        Secretary

            Subject to the provisions of Section 15, any notice pursuant to this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

            Computershare Investor Services, LLC
            Two North LaSalle Street
            Chicago, Illinois 60602
            Attention:  Relationship Manager


            Any notice or demand authorized to be given or made to the registered holder of any Warrant Certificate under this Agreement shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, to the last address of such holder as it shall appear on the registers maintained by the Warrant Agent.

            SECTION 19. Modification of Agreement.

            The Warrant Agent may, without the consent or concurrence of the Holders, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement that the Warrant Agent shall have been advised by counsel (who may be counsel for the Company) are necessary or desirable to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, or to make any other provisions in regard to matters or questions arising hereunder and which shall not be inconsistent with the provisions of the Warrant Certificates and which shall not adversely affect the interests of the Holders. As of the date hereof, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties hereto with respect to the matters herein, supersedes any and all other agreements between the parties hereto relating to such matters, and may be modified or amended only by a written agreement signed by both parties hereto pursuant to the authority granted by the first sentence of this Section.

            SECTION 20. Successors.

            All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            SECTION 21. Applicable Law.

            This Agreement and each Warrant Certificate issued hereunder shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the choice of law rules thereof.

            SECTION 22 Termination.

            This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which all Warrants shall have been exercised or redeemed, except that the Warrant Agent shall account to the Company as to all Warrants outstanding and all cash held by it as of the close of business on the Expiration Date.

            SECTION 23 Benefits of this Agreement.

            Nothing in this Agreement or in the Warrant Certificates shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and their respective successors and assigns hereunder and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and assigns hereunder and the registered holders of the Warrant Certificates.

            SECTION 24 Descriptive Headings.

            The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            SECTION 25 Counterparts.

            This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                    MARSHALL EDWARDS, INC.



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    COMPUTERSHARE INVESTOR
                                    SERVICES, LLC


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A

             VOID AFTER 5 P.M. EASTERN TIME ON ______________, 200__

                        WARRANTS TO PURCHASE COMMON STOCK

                                  ____ WARRANTS

                             MARSHALL EDWARDS, INC.

                                CUSIP 572322 11 3

            THIS CERTIFIES THAT ____________________ or its registered assigns, is the registered holder of the number of Warrants ("Warrants") set forth above. Each Warrant, unless and until redeemed by the Company as provided in the Warrant Agreement, hereinafter more fully described (the "Warrant Agreement") entitles the holder thereof to purchase from Marshall Edwards Inc., a corporation incorporated under the laws of the State of Delaware the ("Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement, at any time on or before the close of business on __________, 200__ ("Expiration Date"), one fully paid and non-assessable share of Common Stock of the Company, par value $0.00000002 per share ("Common Stock") upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office in _____________, of Computershare Investor Services, LLC, Warrant Agent of the Company ("Warrant Agent") or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock for $_________. The number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment in certain events, such as mergers, splits, stock dividends, splits and the like, to prevent dilution.

            This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of ____________, 200__, between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at 140 Wicks Road, North Ryde NSW 2113, Australia, Attn: Secretary.

            The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

            In certain cases, the sale of securities by the Company upon exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use its best efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, and to take such reasonable action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful.

            This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

            No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

            If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

            Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

            (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

            (b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

            This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

            WITNESS the facsimile signatures of the proper officers of the Company.

Dated:                              MARSHALL EDWARDS, INC.


                                    By:
                                       -----------------------------------------
                                       President and CEO

COUNTERSIGNED

COMPUTERSHARE INVESTOR SERVICES, LLC,
   as Warrant Agent


By:
   -----------------------------------------
   Authorized Officer